UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
As previously reported, on October 27, 2010, Endologix, Inc. (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Nepal Acquisition Corporation, a wholly-owned subsidiary of the Company (“Merger Sub”), Nellix, Inc., certain of Nellix’s stockholders named therein and Essex Woodlands Health Ventures, Inc., as representative of the former Nellix stockholders. On December 10, 2010, the Company completed the merger (the “Merger”) of Merger Sub with and into Nellix pursuant to the terms of the Merger Agreement.
The Merger Agreement provides that, in addition to the shares of common stock of the Company (the “Common Stock”) issued to the former Nellix stockholders at the closing of the Merger, the former Nellix stockholders are entitled to receive shares of the Common Stock if the Company’s sales of one of Nellix’s products (the “Nellix Product”) outside of the United States exceed $10,000,000 within a certain time period following the Company’s receipt of CE mark approval for the Nellix Product (the “OUS Milestone”). The aggregate dollar value of the shares of the Common Stock to be issued upon achievement of the OUS Milestone ranges from a high of $24,000,000 to a low of $10,000,000. The price per share of the Common Stock to be issued upon achievement of the OUS Milestone is subject to a floor of $3.50 per share and a ceiling of $7.50 per share.
On June 17, 2014, the Company announced its achievement of the OUS Milestone and the issuance of an aggregate of 2,666,555 unregistered shares of the Common Stock (the “OUS Milestone Shares”), plus an amount of cash in lieu of fractional shares, to the former Nellix stockholders. The Company offered and sold the OUS Milestone Shares in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”). The former Nellix stockholders previously gave representations to the Company regarding their investment intent, experience, financial sophistication, access to information regarding the Company and certain other matters to support the Company’s reasonable belief that it could rely upon the foregoing exemptions from registration pursuant to Section 4(2) of the Securities Act. No underwriting discounts or commissions were or will be paid in conjunction with the issuance of the OUS Milestone Shares. The Company previously filed a Registration Statement on Form S-3 (Registration No. 333-171639) (the “Form S-3”) for the purpose of registering for resale shares of the Common Stock issued or issuable pursuant to the Merger Agreement, including the OUS Milestone Shares. The Securities and Exchange Commission declared the Form S-3 effective on January 18, 2011.
A copy of the press release announcing the Company’s achievement of the OUS Milestone and its issuance of the OUS Milestone Shares is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 17, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: June 17, 2014	/s/ Shelley B. Thunen
Shelley B. Thunen
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated June 17, 2014.